EXHIBIT 99.1

uBid.com Holdings, Inc. Announces New Appointments and Changes in its Board of Directors

Chicago, IL, March 12, 2007 - uBid.com Holdings, Inc. (OTCBB: UBHI) whose uBid, Inc. subsidiary is one of the leading business-to-consumer and business-to-business online marketplaces in the U.S., today announced the appointment of Mary Jeffries, President & COO of Petters Group Worldwide and David Baer, Chief Legal Officer of Petters Group Worldwide to its Board of Directors. These appointments replace Stuart Romenesko and Paul Traub who tendered their resignation as Directors. Their resignations became effective immediately prior to the appointments of the new Directors.

“The Board and I are committed to be focused on enhancing performance and delivering value for customers and shareholders,” Steven Sjoblad, Chairman of uBid recently stated. “These changes facilitate delivering on that promise by aligning uBid with two senior advisors from Petters Group representing our largest shareholder”.

“David and I are pleased to join the Board of Directors in order to lend our expertise, business insight and apply Petters Group’s core values in an effort to realize uBid’s true growth potential,” commented Ms. Jeffries.

Prior to joining Petters Group in 2005, Ms. Jeffries owned her own management consulting company focused in the areas of strategy, operations and finance. Previously, Ms. Jeffries was General Partner and Chief Operating Officer for St. Paul Venture Capital, a large early-stage venture capital firm and Chief Operating Officer of WeberShandwick, an international public relations and marketing communications company. Ms. Jeffries currently serves on the Board of Directors for Famous Dave’s of America, Children’s Cancer Research and Catholic Charities. She also serves on the Board of Advisors for Minnesota Business Magazine and several early-stage venture funded companies.

Mr. Baer has the unique ability to effectively blend business acumen with legal training, making the legal department a valued business partner throughout the Petters Group organization. Prior to joining Petters Group in 2003, Mr. Baer was an attorney at Leonard, Street and Deinard, where he practiced corporate law.  In 2006 he was named one of the Top 15 Lawyers in Minnesota by Minnesota Lawyer. He received his B.A. from the University of Minnesota and his law degree from the William Mitchell College of Law, where he graduated cum laude.

About uBid.com Holdings, Inc.

uBid.com Holdings, Inc. and subsidiaries (the “Company”) operate a leading on-line business- to-consumer and business-to-business marketplace that enables itself, certified merchants, manufacturers, retailers, distributors and small businesses to offer high quality excess, new, overstock, close-out, refurbished and limited supply brand name merchandise to consumer and business customers primarily located in the United States. Through the Company’s website, located at www.ubid.com, the Company offers merchandise across a wide range of product categories including but not limited to computer products, consumer electronics, apparel, housewares, watches, jewelry, travel, sporting goods, home improvement products and collectibles. The Company’s marketplace employs a combination of auction style and fixed price formats. uBid.com Holdings, Inc. is publicly traded on the NASD OTC bulletin board (UBHI).

SEC Filings and Forward-Looking Statements

Additional information about uBid.com Holdings, Inc. is available in the company's annual report on Form 10- K as amended, filed with the Securities and Exchange Commission. Certain statements made in this release are forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of uBid.com Holdings, Inc. and the industries and markets in which uBid.com Holdings, Inc. operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect the forward looking statement identified above and uBid.com Holdings, Inc.'s business, financial condition and operating results generally include the effects of adverse changes in the economy, reductions in consumer spending, declines in the financial markets and the industries in which uBid.com Holdings, Inc. and its partners operate, adverse changes affecting the Internet and e-commerce, the ability of uBid.com Holdings, Inc. to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment or extension of its relationships with strategic partners, the ability of uBid.com Holdings, Inc. to timely and successfully develop, maintain and protect its technology and product and service offerings and execute operationally, the ability of uBid.com Holdings, Inc. to attract and retain qualified personnel, the ability of uBid.com Holdings, Inc. to successfully integrate its acquisitions of other businesses, if any, and the performance of acquired businesses. uBid.com Holdings, Inc. expressly disclaims any intent or obligation to update these forward-looking statements, except as otherwise specifically stated by uBid.com Holdings, Inc.

Contact:
Miguel Martinez
Tel: 773-272-5000